Exhibit 99.1

Press Release

Contacts:

Ronald W. Guire, Exec. VP, CFO Thomas R. Melendrez, Vice President (510) 668-7000	For Release 8:00 a.m. EST January 15, 2004

Exar Corporation Reports Rise in Operating Income for Third Quarter Fiscal 2004

Fremont, California, January 15, 2004—Exar Corporation (NASDAQ: EXAR), a leading provider of high-performance, mixed-signal silicon solutions for the worldwide communications infrastructure, today reported third quarter fiscal 2004 results. Revenue for the quarter ended December 31, 2003 was $17.1 million up 5.2% sequentially from $16.2 million recorded in the prior quarter and up 13.7% from $15.0 million for the same period last year.

“We are encouraged by our ability to deliver sequential improvement in revenue, gross margins, and operating profitability for the third consecutive quarter,” said Donald L. Ciffone, chairman, president and chief executive officer. “The Company experienced solid bookings for its communications products in the quarter and secured another design win for its family of SONET mapping products with a major OEM customer.”

Third quarter fiscal 2004 operating income was $0.9 million compared to operating income of $0.3 million for the previous quarter and an operating loss of $1.2 million for the same period last year.

The net income for the third quarter of fiscal 2004 was $2.2 million, as compared to a net loss of $4.4 million or a Non-GAAP net income of $1.6 million for the previous quarter and net income of $0.8 million for the same period in the prior fiscal year. An explanation of Non-GAAP financial measures is discussed below and a reconciliation from the GAAP Condensed Consolidated Statements of Income to the Non-GAAP results appears in the financial statement portion of this release.

For the third quarter of fiscal 2004, EPS was $0.05 per diluted share, as compared to a loss per share of $0.11 and a Non-GAAP EPS of $0.04 per diluted share for the previous quarter and EPS of $0.02 per diluted share for the same period in the prior fiscal year.

A Non-GAAP financial measure is a numerical measure of the Company’s performance or financial position that either excludes or includes amounts that are not excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the Non-GAAP measures as set forth herein are useful to investors for the performance of financial analysis. The Company’s management uses these measures internally to evaluate the Company’s operating performance and the measures are used for planning and forecasting of its future periods. However, Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different Non-GAAP measures and presentation of results.

Product Introductions

During the quarter, Exar released another next generation T1/E1/J1 combination device (four-channel) to its highly successful multi-channel device family that integrates a Line Interface Unit (LIU) and framer, plus combines both the physical-layer and access control layer into one highly-integrated solution. These devices leverage Exar’s R3 TechnologyTM (Reconfigurable, Relayless Redundancy). R3 Technology is Exar’s proprietary design capability that provides key design flexibility benefits to OEM customers. Exar also introduced the industry’s smallest full featured single-channel Universal Asynchronous Receiver Transmitter (UART) for low voltage (2.25V) serial communications platforms. Available in the 32-pin QFN package (5x5x0.9mm), it is ideal for a variety of portable and handheld applications such as handheld data entry terminals and tablets, Point-of-Sale (POS) credit authorization terminals, global positioning systems (GPS) and data ports in cellular phones.

Regulatory Compliance/Current Business Outlook

Exar adheres to the Securities and Exchange Commission’s requirements governing public company reporting obligations. The Company intends to provide its investors, financial analysts, and the general public with guidance each quarter in its earnings news release and its conference calls. Exar will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

The Company reports its financial results in accordance with GAAP. Additionally, it supplements the GAAP financials with Non-GAAP measures included in this press release and 8-K filed with the SEC today.

The Company’s statements about its future financial performance are based on current information and expectations and the Company undertakes no duty to update such statements. The statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described below. For the fourth fiscal quarter ending March 31, 2004, Exar is forecasting revenue to be $17.1 million to $18.0 million, which reflects anticipated growth in communications products offset by a decline in video and imaging product revenue. The Company projects EPS to be approximately $0.05 per diluted share for the fourth fiscal quarter of 2004.

Earnings Conference Call

Exar invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the third quarter fiscal 2004, today, Thursday, January 15, at 1:30 p.m. EST. To access the conference call, please dial (877) 221-5858 by 1:20 p.m. EST. In addition, a live webcast will also be available. To access the webcast, please go to Exar’s investors’ homepage at: http://www.exar.com. A replay of the call will be available starting at 5:30 p.m. EST today until 8:00 p.m. EST on January 22, 2004. To access the replay, please dial (800) 642-1687 and use conference ID number 1312627.

Safe Harbor Statement

In addition to the Company’s statements about its future financial performance, this release contains forward-looking statements that involve risks and uncertainties, including global economic and industry conditions, such as the level of capital spending, specifically in the telecommunications, data communications and video and imaging markets; possible disruption in commercial activities as a consequence of terrorist activity, armed conflict or health issues, such as, SARs; successful development, market acceptance and demand for the Company’s products; competitive factors, such as pricing or competing solutions, customer ordering patterns; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 31, 2003, and Quarterly Report on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003.

About Exar

Exar Corporation (NASDAQ: EXAR) designs, develops and markets high-performance, analog and mixed-signal silicon solutions for the worldwide communications infrastructure. Leveraging its industry-proven analog expertise, system-level knowledge and standard CMOS process technologies, Exar provides OEMs innovative, highly integrated ICs that facilitate the transport and aggregation of signals in access, metro and wide area networks. The Company’s physical layer silicon solutions address transmission standards such as T/E carrier, ATM and SONET. The Company also provides one of the industry’s most comprehensive family of serial communications solutions. Within this product offering, the low voltage and multi-channel universal asynchronous receiver transmitters (UARTs) are particularly well suited to support high data rate and increasing data transfer efficiency requirements for various industrial, telecom and computer server applications. In addition, the Company designs, develops and markets IC products that address select applications for the video and imaging markets. The Company is based in Fremont, CA, had fiscal 2003 revenues of $67.0 million, and employs approximately 265 people worldwide. For more information about Exar visit: www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED DECEMBER 31,
	DECEMBER 31,	SEPTEMBER 30,	DECEMBER 31,
	2003	2003	2002	2003	2002
Net sales	$17,088	$16,237	$15,029	$49,334	$51,961
Cost of sales	5,981	5,848	6,312	17,668	24,597

Gross profit	11,107	10,389	8,717	31,666	27,364
Operating expenses:
Research and development	5,338	5,433	5,344	16,296	16,742
Selling, general and administrative	4,874	4,636	4,581	14,210	14,444

Total operating expenses	10,212	10,069	9,925	30,506	31,186

Income (loss) from operations	895	320	(1,208)	1,160	(3,822)
Interest income and other, net	1,745	1,737	2,339	5,460	7,120
Loss on other long-term investments	—	(6,000)	—	(6,000)	(35,886)

Total other income (loss), net	1,745	(4,263)	2,339	(540)	(28,766)

Income (loss) before income taxes	2,640	(3,943)	1,131	620	(32,588)
Provision for income taxes	448	453	339	1,324	836

Net income (loss)	$2,192	$(4,396)	$792	$(704)	$(33,424)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.05	$(0.11)	$0.02	$(0.02)	$(0.84)

Diluted earnings (loss) per share	$0.05	$(0.11)	$0.02	$(0.02)	$(0.84)

Shares used in the computation of earnings (loss) per share:
Basic	40,715	40,481	39,788	40,488	39,566

Diluted	42,604	40,481	41,180	40,488	39,566

1.	The above Condensed Consolidated Statements of Income reflect the following:
(a)	For purposes of calculating diluted loss per share, the assumed exercise of options into common stock are not taken into consideration as the effect is anti-dilutive for the three months ended September 30, 2003 and nine months ended December 31, 2003 and December 31, 2002.

EXAR CORPORATION AND SUBSIDIARIES

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED DECEMBER 31,
	DECEMBER 31, 2003	SEPTEMBER 30, 2003	DECEMBER 31, 2002
				2003	2002
Net sales	$17,088	$16,237	$15,029	$49,334	$51,961
Cost of sales	5,981	5,848	6,312	17,668	22,286

Gross profit	11,107	10,389	8,717	31,666	29,675
Operating expenses:
Research and development	5,338	5,433	5,344	16,296	16,742
Selling, general and administrative	4,874	4,636	4,581	14,210	14,444

Total operating expenses	10,212	10,069	9,925	30,506	31,186

Income (loss) from operations	895	320	(1,208)	1,160	(1,511)
Interest income and other, net	1,745	1,737	2,339	5,460	7,120
Loss on other long-term investments	—	—	—	—	(513)

Total other income, net	1,745	1,737	2,339	5,460	6,607

Income before income taxes	2,640	2,057	1,131	6,620	5,096
Provision for income taxes	448	453	339	1,324	1,529

Net income	$2,192	$1,604	$792	$5,296	$3,567

Earnings per share:
Basic earnings per share	$0.05	$0.04	$0.02	$0.13	$0.09

Diluted earnings per share—as adjusted	$0.05	$0.04	$0.02	$0.13	$0.09

Shares used in the computation of earnings per share:
Basic	40,715	40,481	39,788	40,488	39,566

Diluted	42,604	42,292	41,180	42,275	41,598

1.	The calculation above is not a GAAP presentation, except for the three months ended December 31, 2003 and December 31, 2002.
2.	The above Non-GAAP Condensed Consolidated Statements of Income reflects the following:

(a)	For purposes of calculating diluted earning per share—as adjusted, certain Non-GAAP adjustments have been made and are included in the Reconciliation of Unaudited Condensed Consolidated Statements of Income to the Non-GAAP Condensed Consolidated Statements of Income.
(b)	For purposes of calculating diluted earning per share—as adjusted, options that are in the money for the three months ended September 30, 2003 of 1,811,000 and nine months ended December 31, 2003 of 1,787,000 are included for consistent presentation.
(c)	For purposes of calculating diluted earning per share—as adjusted, options that are in the money for the nine months ended December 31, 2002 of 2,032,000 are included for consistent presentation.

EXAR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME TO THE

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	DECEMBER 31, 2003	SEPTEMBER 30, 2003	DECEMBER 31, 2003	DECEMBER 31, 2002
Net income (loss), Condensed Consolidated Statements of Income	$2,192	$(4,396)	$(704)	$(33,424)
Inventory write-off	—	—	—	2,311
Impairment on other long-term investments	—	6,000	6,000	35,373
Difference in income taxes	—	—	—	(693)

Net Income, Non-GAAP Condensed Consolidated Statements of Income	$2,192	$1,604	$5,296	$3,567

1.	The purpose of the above reconciliation is to reconcile GAAP ("Generally Accepted Accounting Principles") basis net loss for the three ended September 30, 2003 and nine months ended December 31, 2003 and December 31, 2002 from the Condensed Consolidated Statements of Income to the Non-GAAP Condensed Consolidated Statements of Income.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	DECEMBER 31, 2003	MARCH 31, 2003
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$431,939	$367,851
Accounts receivable, net	5,720	4,275
Inventory	2,787	2,893
Other current assets	5,305	5,617

Total current assets	445,751	380,636
Property, plant and equipment, net	28,077	28,054
Long-term marketable securities	—	54,259
Other long-term investments	3,214	8,759
Deferred income taxes, net	7,523	7,482
Other non-current assets	48	35

Total assets	$484,613	$479,225

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$12,988	$12,147
Long-term obligations	278	312

Total liabilities	13,266	12,459
Total stockholders' equity	471,347	466,766

Total liabilities and stockholders' equity	$484,613	$479,225